EXHIBIT 23a

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33098 and 333-55656) and Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692 and 333-59696) of Cleco Corporation of our report dated January 29, 2002, except Note 20, as to which the date is February 8, 2002, relating to the financial statements, which is incorporated by reference in this Form 10-K.

PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 22, 2002